As Filed With the Securities and Exchange Commission on June 2, 2008
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            AZURE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                              5070                         26-1469720
  (State or jurisdiction of         (Primary Standard Industrial          (IRS Employer
incorporation or organization)       Classification Code Number)       Identification Number)

                            Azure International, Inc.
                          20 Peresveta Street, Suite 26
                             Bryansk, Russia 241019
              Telephone: +7-905-177-4726, Facsimile: (702) 974-1814
          (Address and telephone number of principal executive offices)

                                Eastbiz.com, Inc.
                                 5348 Vegas Dr.
                             Las Vegas, Nevada 89108
                            Telephone: 1-888-284-3821
            (Name, address and telephone number of agent for service)

                                 with a copy to:

                                 Dean Law Corp.
                          601 Union Street, Suite 4200
                            Seattle, Washington 98101
               Telephone: (206) 274-4598 Facsimile: (206) 493-2777


Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered          Share           Price          Fee(1)
--------------------------------------------------------------------------------
Common Stock         2,250,000     $0.10 per share    $225,000         $8.84
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

                    SUBJECT TO COMPLETION, DATED MAY 29, 2008

                                   PROSPECTUS

                            AZURE INTERNATIONAL, INC.
                                2,250,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-8 OF THIS PROSPECTUS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price arbitrarily by adding a $0.05 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS: MAY 29, 2008

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary                                                                       3
Risk Factors                                                                  4
Forward-Looking Statements                                                    8
Use of Proceeds                                                               8
Determination of Offering Price                                               8
Dilution                                                                      8
Selling Shareholders                                                          8
Plan of Distribution                                                          9
Description of Securities                                                    11
Interest of Named Experts and Counsel                                        11
Description of Business                                                      12
Legal Proceedings                                                            14
Market for Common Equity and Related Stockholder Matters                     14
Plan of Operations                                                           15
Changes in and Disagreements with Accountants                                16
Available Information                                                        16
Directors, Executive Officers, Promoters and Control Persons                 16
Executive Compensation                                                       17
Security Ownership of Certain Beneficial Owners and Management               18
Certain Relationships and Related Transactions                               18
Disclosure of Commission Position of Indemnification for
 Securities Act Liabilities                                                  18
Financial Statements                                                         19

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We are a development stage company. We do not have revenues or operations; we have minimal assets and have incurred losses since inception. We intend to commence business operations by distributing shower cabins in both the wholesale and retail market throughout North America. To date, we have not had any business operations other than the development of a business plan and execution of a marketing and sales distribution agreement with our supplier, Daqing Solo Company, Ltd., a private Chinese company. We cannot state with certainty whether we will achieve profitability.

We were incorporated on November 26, 2007 under the laws of the state of Nevada. Our principal office is located at 20 Peresveta Street, Suite 26, Bryansk, Russia 241019. Our telephone number is +7-905-177-4726.

THE OFFERING:

Securities Being Offered          Up to 2,250,000 shares of common stock.

Offering Price                    The selling shareholders will sell our shares
                                  at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrary, by adding a $0.05 premium to the price of the last sale of our common stock to investors.

Terms of the Offering             The selling shareholders will determine when
                                  and how they will sell the common stock
                                  offered in this prospectus.

Termination of the Offering       The offering will conclude when all of the
                                  2,250,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to
 be Issued                        2,250,000 shares of our common stock are
                                  issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                   We will not receive any proceeds from the sale
                                  of the common stock by the selling
                                  shareholders.

Market for the common stock       There has been no market for our securities.
                                  Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin
                                  Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                         As of April 30,2008
                                                         -------------------
                                                              (Audited)
     BALANCE SHEET
     Total Assets                                              $30,619
     Total Liabilities                                         $   788
     Stockholders Equity                                       $29,831

                                                              Period from
                                                           November 26, 2007
                                                         (date of inception)
                                                           to April 30,2008
                                                           ----------------
                                                              (Audited)
     INCOME STATEMENT
     Revenue                                                   $    --
     Total Expenses                                            $ 1,669
     Net Loss                                                  $(1,669)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of shower cabins. We have not generated any revenue from operations to date.

While at April 30, 2008, we had cash on hand of $30,619 we have accumulated a deficit of $1,669 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for six to twelve months without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Andrey Deshin, will only be devoting limited time to our operations. Mr. Deshin intends to devote 30% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Andrey Deshin from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Deshin may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in November 26, 2007. We have not started our proposed business operations or realized any revenues and we have been involved primarily in organizational activities. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by distributing and selling shower cabins. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

To date, our business development activities have consisted solely of negotiating and executing a marketing and sales distribution agreement with Daqing Solo Company, Ltd., a private Chinese company that manufactures shower cabins. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

IF ANDREY DESHIN, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Andrey Deshin, for the future success of our business. The loss of the services of Mr. Deshin could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Deshin and we do not have a contract for his services.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFCTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Mr. Deshin has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 57.14% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Andrey Deshin owns approximately 57.14% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our headquarters and sole officer and director are located outside the United States. Consequently, it may be difficult for investors to affect service of process on Mr. Deshin in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Deshin based on the civil liability provisions of the United States securities laws. Since all our assets are located in Russia it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER. IF THAT SUPPLIER DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in China, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. Initially, we plan to purchase substantially all of our products from Daqing Solo Company, Ltd., a private Chinese company. Our agreement with this company does not prevent it from supplying its shower cabins to our competitors or directly to consumers. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

EVEN IF WE ARE REQUIRED TO PURCHASE OUR PRODUCTS IN UNITED STATES DOLLARS, OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR SUPPLIER IS A CHINESE COMPANY AND ALL ITS OPERATIONS ARE IN CHINESE YUAN.

Currently, we are required by contract with our supplier to buy products in US Dollars, but all our supplier's operations are in Chinese Yuan, so we are affected by changes in foreign exchange rates. For the last year Chinese Yuan has risen 10% against US Dollar. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

OUR SALES AND PROFITABILITY DEPEND SIGNIFICANTLY ON NEW RESIDENTIAL CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY.

Our sales depend heavily on the strength of national and local new residential construction and home improvement and remodeling markets. The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. According to the U.S. Census Bureau and the Department of Housing and Urban Development, after several years of growth there is downturn from 2006 in sales of new houses. In March 2008 sales of new houses are down 36.6% from March 2007. Housing starts in March 2008 are 36.5 percent below March 2007; also there is downturn in building permits and housing completions from March 2007 to March 2008; 40.9% and 24.5% respectively. After ten years of growth in expenditures for improvement and repairs there is 1% decrease in March 2008 from March 2007. Future downturns in the markets that we serve or in the economy generally will have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among plumbing and sanitary ware suppliers, which may adversely affect our gross margins.

THE INDUSTRY IN WHICH WE COMPETE IS HIGHLY CYCLICAL, AND ANY DOWNTURN RESULTING IN LOWER DEMAND OR INCREASED SUPPLY COULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR FINANCIAL RESULTS.

The building and plumbing products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home improvement and remodeling activity, interest rates, weather and population growth. We are most impacted by changes in the demand for new homes and renovations and in general economic conditions that impact the level of home improvements. Changes in market demand for new homes and for home improvements occur periodically and vary in severity. Because of subprime mortgage crisis and recession in U.S. in 2007 there is severe downturn in economy and construction industry. Even that the US Federal Reserve has cut its federal funds rate by
3.25 percent to 2.0 percent in May 2008 from September 2007. There is no assurance that our industry will recover in the near future and will stop its current trend of declining.

We believe that we are impacted disproportionately by market downturns because we tend not to be a major supplier. Secondary suppliers tend to have orders reduced or eliminated before major suppliers do. There is no reasonable way to predict with accuracy the timing or impact of market downturns. The extent that cyclical market factors adversely impact overall demand for plumbing and sanitary ware products or the prices that we can charge for our products, our net sales and margins would likely decline. In addition, the unpredictable nature of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

PLUMBING EQUIPMENT AND SANITARY WARE DISTRIBUTION INDUSTRY IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

Plumbing equipment and sanitary ware distribution industry is extremely fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are pricing and availability of product, service and delivery capabilities, ability to assist with problem-solving, customer relationships, geographic coverage and breadth of product offerings. We compete with many local, regional and national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the

Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficult selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, by adding a $0.05 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,250,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U. S. persons. The shares include the following:

     1. 2,100,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 3, 2008;
     2. 150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 13, 2008.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     -    the number of shares owned by each prior to this offering;
     -    the total number of shares that are to be offered for each;
     - the total number of shares that will be owned by each upon completion of the offering; and
     -    the percentage owned by each upon completion of the offering.

                                                     Total Number Of          Total Shares to       Percentage of
                                                   Shares To Be Offered        Be Owned Upon        Shares owned
     Name of              Shares Owned Prior           For Selling             Completion Of      Upon Completion of
Selling Shareholder        to This Offering       Shareholders Account         This Offering        This Offering
-------------------        ----------------       --------------------         -------------        -------------
Tishchenko Vladimir            100,000                  100,000                     Nil                 Nil
Deshina Yulia                  100,000                  100,000                     Nil                 Nil
Deshin Nikolay                 100,000                  100,000                     Nil                 Nil
Yakunin Andrey                 100,000                  100,000                     Nil                 Nil
Melikdzhanova Anna             100,000                  100,000                     Nil                 Nil
Melikdzhanov Alexey            100,000                  100,000                     Nil                 Nil
Etezova Larisa                 100,000                  100,000                     Nil                 Nil
Levchenko Anastasia            100,000                  100,000                     Nil                 Nil
Yashnikov Andrey               100,000                  100,000                     Nil                 Nil
Sidyak Evgeniy                 100,000                  100,000                     Nil                 Nil
Nikitin Alexander              100,000                  100,000                     Nil                 Nil
Levchenko Andrey               100,000                  100,000                     Nil                 Nil
Davydova Natalia               100,000                  100,000                     Nil                 Nil
Bedny Aleksandr                100,000                  100,000                     Nil                 Nil
Durasova Daria                 100,000                  100,000                     Nil                 Nil
Turchaninov Anton              100,000                  100,000                     Nil                 Nil
Kochneva Evgenia               100,000                  100,000                     Nil                 Nil
Savitskaya Liubov              100,000                  100,000                     Nil                 Nil
Kluchnikov Sergey              100,000                  100,000                     Nil                 Nil
Migunov Yury                   100,000                  100,000                     Nil                 Nil
Migunova Olga                  100,000                  100,000                     Nil                 Nil
Puzik Natalia                   15,000                   15,000                     Nil                 Nil
Nikolayeva Nina                 15,000                   15,000                     Nil                 Nil
Morozova Elena                  15,000                   15,000                     Nil                 Nil
Vanyan Mikhail                  15,000                   15,000                     Nil                 Nil
Baluk Vasyl                     15,000                   15,000                     Nil                 Nil
Zakharov Valeriy                15,000                   15,000                     Nil                 Nil
Radchenko Nikolay               15,000                   15,000                     Nil                 Nil
Kurenkov Sergey                 15,000                   15,000                     Nil                 Nil
Tishchenko Natalia              15,000                   15,000                     Nil                 Nil
Khramtsov Aleksey               15,000                   15,000                     Nil                 Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,250,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

     1. has had a material relationship with us other than as a shareholder at any time within the past three years;
     2.   has ever been one of our officers or directors;
     3.   is a broker-dealer; or broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily by adding a $0.05 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of May 26, 2008, there were 5,250,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered Accountants (PCAOB Registered) to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the State of Nevada on November 26, 2007. To date, we have not had any business operations other than the development of a business plan and execution of a marketing and sales distribution agreement with our supplier, Daqing Solo Company, Ltd., a private Chinese company that manufactures a large and varied selection of shower cabins. We maintain our statutory registered agent's office at 5348 Vegas Dr., Las Vegas, Nevada 89108. Our business office is located at 20 Peresveta Street, Suite 26, Bryansk, Russia 241019. Our telephone number is +7-905-177-4726 and fax number is (702) 974-1814. This is the office of our President, Andrey Deshin. We do not pay any rent to Mr. Deshin and there is no agreement to pay any rent in the future.

We plan to market and distribute a wide assortment of residential and commercial shower cabins produced by Daqing Solo Company, Ltd. in the North American market. Our shower cabins are of high quality, have innovative features and can be customized to each consumer's individual needs. The shower cabins will be offered at price marked-up from 25% to 30% of our cost.

Over the past 50 years, tens of millions of shower cabins have been installed in homes across the United States and Canada. Every year this number is growing and depends on construction of new residential property as well as on level of home improvements and renovations. Because of sub-prime mortgage crisis and recession in U.S. in 2006-2007 there is severe downturn in the economy and in the construction industry. According to the U.S. Census Bureau and the Department of Housing and Urban Development, after several years of growth there is downturn in sales of new houses 22.1% from 2005 to 2006 and in 2007 sales of new houses are down 35.4% from 2006. The U.S. government took several measures to limit any negative impact on the economy. One of these measures was a significant cut in the federal funds rate from 3.25 percent in September 2007 to 2.0 percent in May 2008. Many economists think that recession is over and that the economy has started to recover. We believe that one of the most important indicator of our industry, is sales of new houses. When sales of new houses start to increase, we will see a resulting increase in the demand for our shower cabins.

US Housing Statistics              2000      2001       2002      2003      2004       2005      2006       2007
                                 thousand  thousand   thousand  thousand  thousand   thousand  thousand   thousand
                                 --------  --------   --------  --------  --------   --------  --------   --------
Sales of new houses                 877       908        973      1086      1203       1283      1051        776

% change from previous year                  3.50%      7.20%    11.60%    10.80%      6.70%   -22.10%    -35.40%

In spite of subprime mortgage crisis and the recession in the U.S., the second main indicator of our industry, which is home improvements and renovations, had just slightly decreased by 1% in 2007 from 2006. We believe that they will continue to grow as it was in previous ten years and demand on our shower cabins will also grow along with this indicator.

US Home Improvement             1998      1999       2000      2001      2002       2003      2004       2005     2006     2007
Statistics                    billion$   billion$   billion$  billion$  billion$  billion$  billion$  billion$  billion$  billion$
                              --------   --------   --------  --------  --------  --------  --------  --------  --------  --------
Expenditures for maintenance
and repairs and improvements  134,000    142,100    153,400   156,800   172,400   176,800   199,000   215,200   228,200   226,400

% change from previous year                    6%         8%     2.20%       10%     2.60%    12.60%     8.10%        6%       -1%

AGREEMENT WITH OUR SUPPLIER

Our sole supplier, Daqing Solo Company, Ltd. is a manufacturer and distributor specializing in the design, production and trade of various types of shower products including assembled showers, simple showers, computerized showers, steam showers, and massage showers. The company continues to expand and improve its product lines, bringing more selection to the market. Daqing Solo Company,

Ltd. distributes residential and commercial shower cabins in China and other countries. We intend to market and distribute their shower cabins in North America to contractors and homebuilders, chain and retail stores and distributors of plumbing equipment and sanitary ware.

We executed a Marketing and Sales Distribution Agreement (the "Agreement") dated March 6, 2008 with our suppler, Daqing Solo Company, Ltd. According to the terms of the Agreement, Daqing Solo has agreed to manufacture and supply wide variety of shower cabins according to their current prices. The company has agreed to provide us with a stylish and exclusive range of residential and commercial shower cabins that can satisfy a broad spectrum of wants and needs. In addition to their wide product range, they can also fulfill customized orders. A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

PRODUCT

We intend to market and distribute various types of shower products including shower enclosures, assembled showers rooms, simple showers, computerized showers, steam showers and massage showers cabins. Our supplier has many years of manufacturing experience which enables them to produce reliable, quality products. The shower cabins are made from environmentally protected materials such as ABS boards, aluminum alloy frames, tempered glass, and computerized panels. We recognize that "quality is the life of any product," that's why our supplier has implemented quality control system that meets and exceeds many international standards.

The shower cabins vary in dimensions from shower corners that start from 80x80x195cm in size, which can fit small bathrooms, to large enclosures as large as 120x120x220cm for larger bathrooms. Our clients will also have the option to order, custom fitted and oversized shower cabins.

We also plan to offer high-end customized shower cabins that include many functions such as:

     -    computer controller
     -    luxurious hi-fi effect FM radio
     -    an exhaust fan
     -    top shower and top light
     -    foot massage
     -    hands-free telephone receiving
     -    ozone antisepsis & sterilization
     -    massage shower system
     -    spraying nozzles
     -    5mm of toughened glass

All of these shower cabins are made form environmental friendly materials such as ABS boards and satin chrome aluminum. All of the shower cabins will be shipped in cardboard boxes and wrapped in insulate material to ensure safe shipping.

SALES AND MARKETING STRATEGY

We intend to enter into agreements with numerous contractors and homebuilders who can order custom sized shower enclosures and cabins for condominium buildings and individual homes. We also will mark our product to larger home restoration stores that have a high volume of customer traffic. Our competitive advantage is that we offer a high quality product, with various stylish designs, while maintaining reasonable prices. Our supplier has a high-level of productivity, updated machinery and stringent quality control system, all of which should earn our product an image of high quality and reliability.

We intend to rely on sales representatives to market our shower cabins. Initially, our director, Andrey Deshin will market our products. We intend to focus on direct marketing efforts whereby our representative will directly contact:

     * distributors that are responsible for marketing and selling sanitary ware to plumbing stores;
     *    contractors and homebuilders;
     *    bathroom suppliers and installers; and
     *    retail outlets such as home restoration stores.

These distributors, stores, installers, contractors and homebuilders will be asked to sell our products to consumers. We will provide them with a shower cabin inventory at wholesale prices. They will then sell them to consumers at retail prices, which are typically 25%-30% higher than wholesale prices.

SHARE OF MARKET

Our expected share of the shower cabin market is difficult to determine given that most shower cabins distributors, stores, bathroom suppliers and installers and homebuilders are private businesses that have no duty to publicly disclose their revenue.. However, we believe that due to the vast size of this market in North America, our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

OFFICES

Our office is currently located at 20 Peresveta Street, Suite 26, Bryansk, Russia 241019. Our telephone number is +7-905-177-4726 and fax number is (702) 974-1814. This is the office of our President, Andrey Deshin. We do not pay any rent to Mr. Deshin and there is no agreement to pay any rent in the future. As of the date of this prospectus, we have not sought or selected a new office location.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 5348 Vegas Dr., Las Vegas, Nevada 89108.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 32 registered shareholders.

RULE 144 SHARES

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities PROVIDED that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     * 1% of the total number of securities of the same class then outstanding, which will equal 54,200 shares as of the date of this prospectus; or
     * the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

PROVIDED, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                PLAN OF OPERATION

Our plan of operation for the next twelve months following the date of this prospectus is to enter into distribution and supply agreements with contractors and homebuilders, chain and retail stores and other distributors of shower cabins. In the next twelve months we intend to strengthen our network in the shower cabin industry. We will develop our client base by focusing our marketing efforts on larger more globally known distribution chain stores. The large retailer stores sell a higher assortment of shower cabins, have a higher budget for in-stock inventory and tend to purchase a larger and more diverse inventory. We plan to attend various sanitary ware shows in North America where we can promote our product and meet potential clients. By late 2008 and early 2009 we plan to expand our selection of shower cabins by marketing to small and medium size distributors of shower cabins who specialize in higher-end, shower cabins. Any relationship we arrange with retailers for the wholesale distribution of our shower cabins will be non-exclusive. We will compete with other distributors and manufactures for positioning of our products in retail space.

We intend to retain one full-time sales representative in the next six months as well as another full-time sales representative in the six months thereafter. Both individuals will be hired as private contractors and will be compensated solely based on a percentage of the sales and agreements made with new retailers and distributors on our behalf. We expect to pay each sales representative 10 to 15% of the net profits we realize from each sale.

Therefore, we expect to incur the following expenses in the next 12 months in connection with our business operations:

Marketing Costs: $15,000
General administrative costs: $12,000
Professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations: $15,000

Total expenditures over the next 12 months are expected to be $42,000.

While we have enough cash on hand to continue our operations for at least six months following filing of this registration statement, if we do not generate sufficient revenues, we may experience a shortage of funds thereafter. To continue funding our start-up operations we may have to seek other means of funding such as advances from our directors and officers or further sale of our common stock. At the present time, we have not received any confirmation from our directors or officers of their willingness to loan us additional funds.

RESULTS OF OPERATIONS FOR THE PERIOD ENDING APRIL 30, 2008

We did not earn any revenues from our inception on November 26, 2007 to April 30, 2008. We have not yet started to market and distribute shower cabins in the North American market. We incurred operating expenses in the amount of $1,669 for the period from our inception on November 26, 2007 to April 30, 2008. These operating expenses were comprised of incorporation expenses of $788, interest & bank charges of $504 and foreign currency bank charges of $377.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director         Age
----------------         ---

Andrey Deshin            47

EXECUTIVE OFFICER:

Name of Officer          Age                          Office
---------------          ---                          ------

Andrey Deshin            47        President, Chief Executive Officer, Secretary
                                   and Treasurer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Since our inception on November 26, 2007, Andrey Deshin has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors. Mr. Deshin graduated from Bryansk Building Technical College in 1981. He obtained his Bachelor degree in 1990 from the Bryansk Technological Institute and his specialty is the engineer-constructor. From 1993 to September 2007 he worked as technical officer in Bryansk Police Department. From September 2007 to present he has been working as director assistant in Aquatoria, Ltd., a private Russian company that sells sanitary engineering equipment, water supply and sewerage materials in Russia and abroad. Mr. Deshin intends to devote approximately 30% of his business time to our affairs. Mr. Deshin has not been a member of the board of directors of any corporations during the last five years.

TERM OF OFFICE

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on November 26, 2007 to April 30, 2008 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                        Change in
                                                                                         Pension
                                                                                        Value and
                                                                       Non-Equity      Nonqualified
 Name and                                                              Incentive         Deferred
 Principal                                      Stock       Option        Plan         Compensation     All Other
 Position         Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------         ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  ---------
Andrey Deshin     2008     None       None       None        None          None            None             None          None
President, CEO,   2007     None       None       None        None          None            None             None          None
Secretary,
Treasurer
and a director

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Andrey Deshin. We do not pay him any amount for acting as a director or officer

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as of May 26, 2008. Except as otherwise indicated, all shares are owned directly.

Title of                 Name and address                        Amount of             Percent
 Class                 of beneficial owner                  beneficial ownership       of class
 -----                 -------------------                  --------------------       --------
Common           Andrey Deshin                                   3,000,000              57.14%
Stock            President, Chief Executive Officer,
                 Secretary, Treasurer and Director
                 20 Peresveta Street, suite 26
                 Bryansk, Russia  241019

Common           All Officers and Directors as a                 3,000,000              57.14%
Stock            group that consists of one person                shares

The percent of class is based on 5,250,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:


     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Andrey Deshin;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS:

1.   Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period from November 26, 2007 (inception) to April 30, 2008

     a.   Balance Sheets;
     b.   Statements of Operations;
     c.   Statements of Cash Flows;
     d.   Statement of Stockholders' Equity; and
     e.   Notes to Financial Statements

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Azure International, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Azure International, Inc. (A Development Stage Company) as of April 30, 2008 and the related statements of operations, stockholders' equity (deficit) and cash flows from inception on November 26, 2007 through April 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Azure International, Inc. (A Development Stage Company) as of April 30, 2008 and the related statements of operations, stockholders' equity (deficit) and cash flows from inception on November 26, 2007 through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1b to the financial statements, the Company has an accumulated deficit of $1,669 as of April 30, 2008 and further losses are anticipated in development of its business, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1b. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
May 16, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

AZURE INTERNATIONAL, INC
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                      April 30,
                                                                        2008
                                                                      --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $ 30,619
                                                                      --------

      TOTAL ASSETS                                                    $ 30,619
                                                                      ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LONG TERM LIABILITIES
  Loan from Director                                                  $    788
                                                                      --------

      TOTAL LONG TERM LIABILITIES                                     $    788
                                                                      --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   5,250,000 shares issued and outstanding                               5,250
  Additional paid-in-capital                                            26,250
  Deficit accumulated during the development stage                      (1,669)
                                                                      --------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                              29,831
                                                                      --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                  $ 30,619
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

AZURE INTERNATIONAL, INC
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------

                                                            From Inception on
                                                           November 26, 2007 to
                                                                April 30,
                                                                  2008
                                                               ----------
EXPENSES
  General and Administrative Expenses                          $    1,669
                                                               ----------
Net (loss) from Operation before Taxes                             (1,669)

Provision for Income Taxes                                              0

Net (loss)                                                     $   (1,669)
                                                               ==========

(LOSS) PER COMMON SHARE - BASIC AND DILUTED                    $    (0.00)
                                                               ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING            1,966,102
                                                               ==========


   The accompanying notes are an integral part of these financial statements.

AZURE INTERNATIONAL, INC
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on November 26, 2007 to April 30, 2008
--------------------------------------------------------------------------------

                                                                                             Deficit
                                                                                           Accumulated
                                                 Number of                  Additional       During
                                                  Common                     Paid-in       Development
                                                  Shares        Amount       Capital          Stage         Total
                                                  ------        ------       -------          -----         -----
Balance at inception on November 26, 2008

February 4, 2008
Common shares issued for cash at $0.001          3,000,000     $ 3,000      $     --        $     --      $  3,000

February 12, 2008
Common shares issued for cash at $0.01           2,100,000       2,100        18,900              --        21,000

March 11, 2008
Common shares issued for cash at $0.05             150,000         150         7,350              --         7,500

Net (loss)                                              --          --            --          (1,669)       (1,669)

                                                 ---------     -------      --------        --------      --------

Balance as of April 30, 2008                     5,250,000     $ 5,250      $ 26,250        $ (1,669)     $ 29,831
                                                 =========     =======      ========        ========      ========


   The accompanying notes are an integral part of these financial statements.

AZURE INTERNATIONAL, INC
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                             From Inception on
                                                            November 26, 2007 to
                                                                 April 30,
                                                                   2008
                                                                 --------
OPERATING ACTIVITIES
  Net (loss)                                                     $ (1,669)
                                                                 --------

          Net cash (used) for operating activities                 (1,669)
                                                                 --------

FINANCING ACTIVITIES
  Loans from Director                                                 788
  Sale of common stock                                             31,500
                                                                 --------

          Net cash provided by financing activities                32,288
                                                                 --------

Net increase (decrease) in cash and equivalents                    30,619

Cash and equivalents at beginning of the period                        --
                                                                 --------

Cash and equivalents at end of the period                        $ 30,619
                                                                 ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                       $     --
                                                                 ========

  Taxes                                                          $     --
                                                                 ========

NON-CASH ACTIVITIES                                              $     --
                                                                 ========


   The accompanying notes are an integral part of these financial statements.

AZURE INTERNATIONAL, INC
(A Development Stage Company)
Notes To The Financial Statements
April 30, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

AZURE INTERNATIONAL, INC ("the Company") was incorporated under the laws of the State of Nevada, U.S. on November 26, 2007. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and its efforts are primarily devoted to marketing and distributing shower rooms to North American market. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, November 26, 2007 through April 30, 2008 the Company has accumulated losses of $1,669.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A) BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

B) GOING CONCERN
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,669 as of April 30, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

C) CASH AND CASH EQUIVALENTS
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

D) USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E) FOREIGN CURRENCY TRANSLATION
The Company's functional currency and its reporting currency is the United States dollar.

F) FINANCIAL INSTRUMENTS
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

G) STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

H) INCOME TAXES
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement

AZURE INTERNATIONAL, INC
(A Development Stage Company)
Notes To The Financial Statements
April 30, 2008
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

I) BASIC AND DILUTED NET LOSS PER SHARE
The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

J) FISCAL PERIODS
The Company's fiscal year end is April 30.

K) RECENT ACCOUNTING PRONOUNCEMENTS
In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the
Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

AZURE INTERNATIONAL, INC
(A Development Stage Company)
Notes To The Financial Statements
April 30, 2008
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On September 15, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.
In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS 158"). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is over funded or record a liability in its financial statements if a plan is under funded with a corresponding offset to shareholders' equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders' equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In February 2008, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,000.

In February 2008, the Company issued 2,100,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $21,000.

In March 2008, the Company also issued 150,000 shares of common stock at a price of $0.05 per share for total cash proceeds of $7,500.

During the period November 26, 2007 (inception) to April 30, 2008, the Company sold a total of 5,250,000 shares of common stock for total cash proceeds of $31,500.

AZURE INTERNATIONAL, INC
(A Development Stage Company)
Notes To The Financial Statements
April 30, 2008
--------------------------------------------------------------------------------

4. INCOME TAXES

As of April 30, 2008, the Company had net operating loss carry forwards of approximately $1,669 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. CONTRACT

On March 6, 2008 the Company concluded a Marketing and Sales Distribution agreement with Daqing Solo Company, Ltd. to purchase shower rooms directly from manufacturer and market and distribute the products in North America.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee           $     8.84
     Transfer Agent Fees                                           $ 5,000.00
     Accounting fees and expenses                                  $ 3,500.00
     Legal fees and expenses                                       $ 2,500.00
     Edgar filing fees                                             $   300.00
                                                                   ----------

     Total                                                         $11,308.84
                                                                   ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 3,000,000 shares of our common stock to Andrey Deshin on February 4, 2008. Mr. Deshin is our President, Chief Executive Officer, Treasurer, Secretary and a Director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Deshin was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 2,100,000 shares of our common stock at a price of $0.01 per share to the following 21 purchasers on March 3, 2008:

                   Name of Subscriber            Number of Shares
                   ------------------            ----------------
                   Tishchenko Vladimir               100,000
                   Deshina Yulia                     100,000
                   Deshin Nikolay                    100,000
                   Yakunin Andrey                    100,000
                   Melikdzhanova Anna                100,000
                   Melikdzhanov Alexey               100,000
                   Etezova Larisa                    100,000
                   Levchenko Anastasia               100,000
                   Yashnikov Andrey                  100,000
                   Sidyak Evgeniy                    100,000
                   Nikitin Alexander                 100,000
                   Levchenko Andrey                  100,000
                   Davydova Natalia                  100,000
                   Bedny Aleksandr                   100,000
                   Durasova Daria                    100,000
                   Turchaninov Anton                 100,000
                   Kochneva Evgenia                  100,000
                   Savitskaya Liubov                 100,000
                   Kluchnikov Sergey                 100,000
                   Migunov Yury                      100,000
                   Migunova Olga                     100,000

The total amount received from this offering was $21,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 150,000 shares of our common stock at a price of $0.05 per share to the following 10 purchasers on March 13, 2008:

                   Name of Subscriber            Number of Shares
                   ------------------            ----------------
                    Puzik Natalia                    15,000
                    Nikolayeva Nina                  15,000
                    Morozova Elena                   15,000
                    Vanyan Mikhail                   15,000
                    Baluk Vasyl                      15,000
                    Zakharov Valeriy                 15,000
                    Radchenko Nikolay                15,000
                    Kurenkov Sergey                  15,000
                    Tishchenko Natalia               15,000
                    Khramtsov Aleksey                15,000

The total amount received from this offering was $7,500. We completed this offering pursuant to Regulation S of the Securities Act.

REGULATIONS COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States.

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph
(b)(3)(iii)(B)(3)of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

EXHIBITS

     Exhibit
     Number                        Description
     ------                        -----------
       3.1      Articles of Incorporation
       3.2      By-Laws
       5.1      Legal opinion of Dean Law Corp., with consent to use
      10.1      Marketing and Sales Distribution Agreement
      23.1      Consent of Moore & Associates, Chartered Accountants
                (PCAOB Registered)

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bryansk, Russian Federation, on May 29, 2008.

                                    AZURE INTERNATIONAL, INC.


                                    By: /s/ Andrey Deshin
                                        ------------------------------------
                                        Andrey Deshin
                                        President, Chief Executive Officer,
                                        Secretary, Treasurer, Principal
                                        Accounting Officer, Principal
                                        Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     Signature                     Capacity in Which Signed             Date
     ---------                     ------------------------             ----


/s/ Andrey Deshin                 President, Chief Executive        May 29, 2008
-----------------------------     Officer, Secretary, Treasurer,
Andrey Deshin                     Principal Accounting Officer,
                                  Principal Financial Officer
                                  and Director